Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 2-49007of Merrill Lynch Balanced Capital Fund, Inc. (the “Fund”) on Form N-1A of our reports dated November 18, 2004 for the Fund and for Master Core Bond Portfolio of Master Bond Trust, appearing in the September 30, 2004 Annual Reports of the Fund and of Core Bond Portfolio of Merrill Lynch Bond Fund, Inc., respectively, which are incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption “Financial Highlights” in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 26, 2005